Ex.99(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 19, 2001, relating to the financial statements and financial highlights which appears in the September 30, 2001 Annual Report to Shareholders of KEELEY Small Cap Value Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements and Reports" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
January 22, 2002